UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Titan Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

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On December 20, 2019, Titan Pharmaceuticals, Inc. (“Titan” or the “Company”) disclosed the following in a Current Report on Form 8-K (the “8-K”) furnished to the Securities and Exchange Commission (the “SEC”) regarding the partial adjournment of its annual meeting of stockholders for the year ended December 31, 2018 (the “Annual Meeting):

In order to allow for additional voting on the proposal to amend Titan’s certificate of incorporation to effect a reverse split of the common stock within a range from 1-for-5 to 1-for-15, with the exact ratio to be determined by Titan’s board of directors (a “Reverse Split”), the Chairman determined, in his discretion, to adjourn the Annual Meeting with respect to this proposal until Thursday, January 17, 2020, at 9:00 a.m. Pacific Standard Time. The resumed meeting can be attended using the same access information that was used initially for the Annual Meeting, the details of which are set forth in the Definitive Proxy Statement filed by the Company with the SEC on November 20, 2019.

Voting has been closed on the election of directors and each of the other proposals before the Annual Meeting other than the proposal to approve a Reverse Split and the results of such voting were included in the 8-K.